Exhibit 15.1

Tel: +27 011 488 1700 Fax: +27 010 060 7000 www.bdo.co.za	Wanderers Office Park 52 Corlett Drive Illovo, 2196
Private Bag X60500 Houghton, 2041 South Africa

Consent of Independent Registered Public Accounting Firm

Caledonia Mining Corporation Plc

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-281436) of Caledonia Mining Corporation Plc of our report dated May 15, 2025 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

BDO South Africa Incorporated

Johannesburg

South Africa

May 15, 2025